Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

1999 AVENUE OF THE STARS, 29TH FLOOR

LOS ANGELES, CA 90067-4607

(310) 407-7500

FACSIMILE (310) 407-7502

May 13, 2016

Oaktree Capital Group, LLC

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Ladies and Gentlemen:

We have acted as counsel to Oaktree Capital Group, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) Class A units of the Company representing limited liability company interests (the “Class A Units”); (ii) preferred units of the Company representing limited liability company interests (the “Preferred Units”); (iii) depositary units (the “Depositary Units”) representing fractional interests in Preferred Units, which may be represented by depositary receipts (the “Depositary Receipts”); (iv) warrants (the “Warrants”) to purchase Class A Units or Preferred Units (collectively, the “Warrant Subject Property”); (v) subscription rights to purchase Class A Units or Preferred Units (the “Subscription Rights”); (vi) contracts (the “Purchase Contracts”) for the purchase or sale of equity securities issued by the Company or debt or equity securities issued by unaffiliated third parties (collectively, the “Purchase Contract Property”); and (vii) purchase units (the “Purchase Units”) of the Company consisting of a Purchase Contract and debt securities or debt obligations of unaffiliated third parties, including U.S. treasury securities, or other securities or any combination of the foregoing (collectively, the “Unit Subject Property,” which may be referred to in this opinion collectively with Warrant Subject Property and Purchase Contract Property as “Subject Property”). The Class A Units, the Preferred Units, the Depositary Units, the Warrants, the Subscription Rights, the Purchase Contracts and the Purchase Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.

It is contemplated that: (a) any Depositary Units will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) among the Company and a bank, trust company or other financial institution named therein as depositary (with respect to such Deposit Agreement, the “Depositary”) and the holders from time to time of Depositary Receipts issued

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thereunder; (b) any Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a bank, trust company or other financial institution named therein as warrant agent (the “Warrant Agent”); (c) any Subscription Rights will be issued pursuant to one or more subscription rights certificates (each, a “Subscription Rights Certificate”); (d) any Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”); and (e) any Purchase Units will be issued pursuant to one or more purchase unit agreements (each, a “Purchase Unit Agreement”) between the Company and such purchase unit agent as shall be named therein (the “Purchase Unit Agent”).

We have examined the Registration Statement and a copy of the specimen certificate evidencing the Class A Units that has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) at the time of (as applicable) execution, issuance and delivery by the Company of any Securities or Subject Property to be issued by the Company or any related Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Purchase Contract Agreement or Purchase Unit Agreement (a “Subsequent Delivery Time”), any such Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Purchase Contract Agreement or Purchase Unit Agreement will be the valid and legally binding obligation of each party thereto other than the Company; (2) at any Subsequent Delivery Time, the Company will have duly authorized, executed, delivered and issued any Securities and any Subject Property to be issued by the Company and will have duly authorized, executed and delivered any related Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Purchase Contract Agreement or Purchase Unit Agreement, as well as the terms of the offering thereof and any necessary related matters, in each case in accordance with the Company’s organizational documents and applicable law; and (3) any Securities will be delivered upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or other sale agreement duly authorized, executed and delivered by the Company and the other parties thereto. In addition, to the extent not addressed above, we have assumed that any Subject Property will be, to the extent applicable, duly authorized, executed, delivered, authenticated by, and will be a valid and legally binding obligation of, all applicable issuers, obligors, trustees, agents or other similar persons.

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Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.         The Class A Units will be validly issued and purchasers of the Class A Units will not have any obligation to make payments to the Company or its creditors (other than the purchase price for the Class A Units) or contributions to the Company or its creditors solely by reason of the purchasers’ ownership of the Class A Units.

2.         The Preferred Units will be validly issued and purchasers of the Preferred Units will not have any obligation to make payments to the Company or its creditors (other than the purchase price for the Preferred Units) or contributions to the Company or its creditors solely by reason of the purchasers’ ownership of the Preferred Units.

3.         The Depositary Receipts evidencing the Depositary Units will constitute valid evidence of interest in the related Preferred Units and will entitle the holders thereof to the rights specified in the Depositary Units and the Deposit Agreement.

4.         The Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.         The Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.         The Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.         The Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 7 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP